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                                                                     EXHIBIT 5.1


                        [LETTERHEAD OF BAKER & MCKENZIE]

July 30, 1999


AVANIR Pharmaceuticals
9393 Towne Centre Drive, Suite 200
San Diego, California 92121-3016


Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 30, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 900,000 shares of the Company's Class A Common Stock, no par value per share ("Common Stock"), reserved for issuance pursuant to the Company's 1994 Stock Option Plan (the "Plan").

As your legal counsel, in connection with this transaction, we have examined the Company's Restated Articles of Incorporation and Amended and Restated By-Laws, the written Plan, records of corporate proceedings with respect to the Plan, the Shares and related options and such documents as we have deemed necessary in connection with the issuance of the Shares. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement that the Plan, and when (a) the Registration Statement becomes effective under the Securities Act, (b) the pertinent provisions of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plan have been paid for, the Shares so issued will be legally issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and amendments thereto.

Very truly yours,

BAKER & MCKENZIE



Baker & McKenzie